Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S 3 of our report dated April 9, 2015, relating to the consolidated financial statements of RMG Networks Holding Corporation, appearing in the Company’s annual report on form 10-K for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

January 23, 2017